EXHIBIT 99.1

Corporate Headquarters
96 South George Street
York, Pennsylvania 17401 U.S.A.

www.glatfelter.com

For Immediate Release

GLATFELTER ANNOUNCES $25 MILLION SHARE REPURCHASE AUTHORIZATION

YORK, Pennsylvania – May 29, 2012 – Glatfelter (NYSE: GLT) today announced that its Board of Directors has authorized a share repurchase program for up to $25 million of its outstanding common stock.

Purchases by the company will be made from time to time in accordance with applicable securities regulations. The timing and actual number of shares repurchased, if any, will depend on a variety of factors including the market price of the company’s common stock, regulatory, legal and contractual requirements, and other market factors. The program, which does not obligate the company to repurchase any particular amount of common stock, may be modified or suspended at any time at the Board’s discretion.

“While we will continue to invest selectively in growth initiatives and attractive acquisitions, this action by the Board provides the financial flexibility necessary to seek value creation from additional share repurchases and demonstrates continued confidence in Glatfelter’s strategic direction and our ability to generate consistently strong free cash flow,” said Dante C. Parrini, chairman and chief executive officer.

Caution Concerning Forward-Looking Statements

Any statements included in this press release which pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in forward-looking statements include, but are not limited to: changes in industry, business, market, political and economic conditions in the U.S. and other countries in which Glatfelter does business, demand for or pricing of its products, changes in tax legislation, governmental laws, regulations and policies, initiatives of regulatory authorities, acquisition integration risks, technological changes and innovations, market growth rates, cost reduction initiatives, the cost, and successful design and construction, of the Composite Fibers capacity expansion project and other factors. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

About Glatfelter

Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and fiber-based engineered materials, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA and Chillicothe and Fremont, OH. International operations include facilities in Canada, Germany, France, the United Kingdom and the Philippines, a representative office in China and a sales and distribution office in Russia. Glatfelter’s sales approximate $1.6 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information may be found at www.glatfelter.com.

Contacts:
Investors:	Media:
John P. Jacunski	William T. Yanavitch
John.Jacunski@glatfelter.com	William.Yanavitch@glatfelter.com

(717) 225-2794	(717) 225-2747